Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

Exhibit 10.13

PROPERTY CATASTROPHE EXCESS OF LOSS

REINSURANCE CONTRACT (PREPAID REINSTATEMENT)

issued to

SLIDE INSURANCE COMPANY

Tampa, Florida

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that the information is not material and is of the type that the registrant treats as private or confidential.

PROPERTY CATASTROPHE EXCESS OF LOSS

REINSURANCE CONTRACT (PREPAID REINSTATEMENT)

TABLE OF CONTENTS

Article		Page
	Preamble	4
1	Business Covered	4
2	Retention and Limit	4
3	Other Reinsurance	6
4	Term	6
5	Territory	7
6	Exclusions	7
7	Special Acceptance	9
8	Premium	9
9	Definitions	10
10	Florida Hurricane Catastrophe Fund	14
11	Extra Contractual Obligations/Excess of Policy Limits	15
12	Net Retained Liability	16
13	Original Conditions	16
14	No Third Party Rights	16
15	Notice of Loss and Loss Settlements	16
16	Late Payments	17
17	Offset	18
18	Currency	18
19	Taxes	18
20	Access to Records	19
21	Confidentiality	20
22	Insolvency	21
23	Arbitration	22
24	Service of Suit	23
25	Sanction Limitation and Exclusion Clause	24
26	Governing Law	24
27	Entire Agreement	24
28	Non-Waiver	24
29	Intermediary	25
30	Mode of Execution	25
31	Limited Recourse and Bermuda Regulations	25
32	Obligations	26
33	Reporting	28
34	Collateral Release	28
	Company Signing Block	31

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that the information is not material and is of the type that the registrant treats as private or confidential.

PROPERTY CATASTROPHE EXCESS OF LOSS

REINSURANCE CONTRACT (PREPAID REINSTATEMENT)

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that the information is not material and is of the type that the registrant treats as private or confidential.

PROPERTY CATASTROPHE EXCESS OF LOSS

REINSURANCE CONTRACT (PREPAID REINSTATEMENT)

(the “Contract”)

of

SLIDE INSURANCE COMPANY

Tampa, Florida

(the “Company”)

by

THE SUBSCRIBING REINSURER(S) IDENTIFIED

IN THE INTERESTS AND LIABILITIES AGREEMENT(S)

ATTACHED TO AND FORMING PART OF THIS CONTRACT

(the “Reinsurer”)

ARTICLE 1

BUSINESS COVERED

A.

This Contract is to indemnify the Company in respect of the liability that may accrue to the Company as a result of Named Storm(s) and/or Named Perils under Policies classified by the Company as Property, in force at the inception of this Contract, or written or renewed during the term of this Contract by or on behalf of the Company, subject to the terms and conditions herein contained.

B.

The Company shall cede and the Reinsurer shall accept as reinsurance its share of liability for any loss, damage, liability, claim, cost or expense of whatsoever nature, directly caused by, contributed to by, resulting from, arising out of Named Storm(s) and/or Named Perils.

ARTICLE 2

RETENTION AND LIMIT

A.	Section A:

The Reinsurer shall be liable for in respect of each Loss Occurrence, for the Ultimate Net Loss over and above the first $[***] of Ultimate Net Loss, but the liability of the Reinsurer shall not exceed $[***] part of $[***] as respects any one Loss Occurrence, and $[***] part of $[***] for all losses hereunder during the term of this Contract.

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that the information is not material and is of the type that the registrant treats as private or confidential.

B.	Section B:

The Reinsurer shall be liable for in respect of each Loss Occurrence, for the Ultimate Net Loss over and above the first $[***] of Ultimate Net Loss, but the liability of the Reinsurer shall not exceed $[***] part of $[***] as respects any one Loss Occurrence, and $[***] part of $[***] for all losses hereunder during the term of this Contract.

C.	Section C:

The Reinsurer shall be liable for in respect of each Loss Occurrence, for the Ultimate Net Loss over and above the first $[***] of Ultimate Net Loss, but the liability of the Reinsurer shall not exceed $[***] part of $[***] as respects any one Loss Occurrence, and $[***] part of $[***] for all losses hereunder during the term of this Contract.

D.	Section D:

The Reinsurer shall be liable for in respect of each Loss Occurrence, for the Ultimate Net Loss over and above the first $[***] of Ultimate Net Loss, but the liability of the Reinsurer shall not exceed $[***] part of $[***] as respects any one Loss Occurrence, and $[***] part of $[***] for all losses hereunder during the term of this Contract.

E.	Section E:

The Reinsurer shall be liable for in respect of each Loss Occurrence, for the Ultimate Net Loss over and above the first $[***] of Ultimate Net Loss, but the liability of the Reinsurer shall not exceed $[***] part of $[***] as respects any one Loss Occurrence, and $[***] part of $[***] for all losses hereunder during the term of this Contract.

F.	Section F:

The Reinsurer shall be liable for in respect of each Loss Occurrence, for the Ultimate Net Loss arising from Named Storms over and above the first $[***] of Ultimate Net Loss, but the liability of the Reinsurer arising from Named Storms shall not exceed $[***] part of $[***] as respects any one Loss Occurrence, and $[***] part of $[***] for all losses hereunder during the term of this Contract.

G.	Section G:

1.

The Reinsurer shall be liable for in respect of each Loss Occurrence, for the Ultimate Net Loss arising from Named Storms over and above the first $[***] of Ultimate Net Loss, but the liability of the Reinsurer arising from Named Storms shall not exceed $[***] part of $[***] as respects any one Loss Occurrence, and $[***] part of $[***] for all losses hereunder during the term of this Contract.

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that the information is not material and is of the type that the registrant treats as private or confidential.

2.

Notwithstanding the provisions of subparagraph G(1) above, no claim shall be made under this Section G unless and until the aggregate incurred Subject Excess Losses arising out of Loss Occurrences commencing during the term of this Contract exceed $[***]. For purposes of this subparagraph, “Subject Excess Losses” means losses which would be otherwise recoverable from the Reinsurer under the provisions of subparagraph G(1) above were it not for the provisions of this subparagraph. The Company shall retain this amount in addition to the Company’s retention with respect to any one Loss Occurrence.

H.

Notwithstanding the above, the liability of the Reinsurer as respects the combination of Sections A., B., C., D., E., F. and G. above shall not exceed $[***], which represents the total shared limit at the Reinsurer’s participation of each section.

I.	No claim shall be made under this Contract in any one Loss Occurrence unless at least two risks insured or reinsured by the Company are involved in such Loss Occurrence.

ARTICLE 3

OTHER REINSURANCE

A.	The Company shall maintain the following, recoveries under which shall inure to the benefit of Section F of the Retention and Limit Article of this Contract:

1.	$[***] excess $[***] in any one Loss Occurrence, single shot;

2.	$[***] excess $[***] in any one Loss Occurrence, net of subparagraph A.1. above; single shot;

3.	$[***] excess $[***] in any one Loss Occurrence, net of subparagraphs A.1. and A.2. above; single shot; and

4.	$[***] excess $[***] in any one Loss Occurrence, net of subparagraphs A.1., A.2. and A.3. above; single shot.

B.	The Company shall be permitted to carry other reinsurance, recoveries under which shall inure to the benefit of this Contract.

C.

The Company shall be permitted to carry underlying reinsurance, recoveries under which shall inure solely to the benefit of the Company and be entirely disregarded in applying all of the provisions of this Contract.

ARTICLE 4

TERM

This Contract shall take effect at 12:01 a.m., Eastern Daylight Savings Time, June 1, 2024, and shall remain in effect until 12:01 a.m., Eastern Daylight Savings Time June 1, 2025, applying to Loss Occurrences commencing during the term of this Contract.

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that the information is not material and is of the type that the registrant treats as private or confidential.

ARTICLE 5

TERRITORY

This Contract shall only apply to losses arising out of Policies written in the United States of America, its territories and possessions, Puerto Rico and the District of Columbia.

ARTICLE 6

EXCLUSIONS

This Contract shall not apply to and specifically excludes:

1.

Liability assumed by the Company under any form of treaty reinsurance; however, all group intra-company reinsurance (if applicable), local agency reinsurance accepted in the normal course of business, and/or Policies written by another carrier at the Company’s request and reinsured 100% by the Company shall not be excluded hereunder.

2.

All liability of the Company arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any Insolvency Fund. “Insolvency Fund” includes any guaranty fund, insolvency fund, plan, pool, association, fund, or other arrangement, howsoever denominated, established, or governed, that provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee, or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee, or other obligation in whole or in part.

3.

Loss or damage caused by or resulting from war, invasion, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, or martial low or confiscation by order of any government or public authority.

4.	Financial guarantee and insolvency.

5.	Losses excluded by the Nuclear Incident Exclusion Clause – Physical Damage – Reinsurance – U.S.A. attached to and forming part of this Contract.

6.	Loss or liability excluded by the Pools, Associations & Syndicates Exclusion Clause (Catastrophe) attached to and forming part of this Contract.

7.	Flood, when written as such.

8.	Earthquake, when written as such.

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that the information is not material and is of the type that the registrant treats as private or confidential.

9.	Loss as excluded under the Terrorism Exclusion (Property Treaty Reinsurance) NMA2930C amended attached to and forming part of this Contract.

10.	All assessments from Citizens Property Insurance Corporation or the Florida Hurricane Catastrophe Fund (hereinafter “FHCF”).

11.	Losses excluded by the Limited Communicable Disease Exclusion No. 1 (Property Treaty Reinsurance) LMA5502 attached to and forming part of this Contract.

12.	Workers’ Compensation insurance.

13.	Marine and Offshore insurance.

14.	Aviation and Space insurance.

15.	Casualty and Liability insurance.

16.	Agricultural insurance.

17.	Life and Accident insurance.

18.	Financial Lines (Mortgage Credit and Political Risk).

19.	Fine Art and Specie insurance.

20.	Contingency insurance.

21.

Loss and/or damage and/or costs and/or expenses arising from seepage and/or pollution and/or contamination, other than contamination from smoke damage when written as such. Nevertheless, this exclusion does not preclude payment of the cost of the removal of debris of property damaged by a loss otherwise covered hereunder, but subject always to a limit of 25.0% of the Company’s property loss under the Company’s policy.

22.	Fidelity and Surety insurance.

23.	Accident and Health insurance.

24.

Losses in respect of overhead transmission and distribution lines and their supporting structures other than those on or within 500 feet of the insured premises; however, public utilities extension and/or suppliers extension and/or contingent business interruption coverage are not subject to this exclusion, provided that these are not part of a transmitters’ or distributors’ policy.

25.	Catastrophe Bonds, Industry Loss Warranty and other Index and parametric insurance and reinsurance.

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that the information is not material and is of the type that the registrant treats as private or confidential.

26.	Losses excluded by the Cyber Loss Limited Exclusion (Property Treaty Reinsurance), LMA5411 attached to and forming part of this Contract.

27.	Loss, damage, claim, cost, expense, or other sum directly or indirectly arising out of or relating to mold, mildew, fungus or spores of any type, nature or description

ARTICLE 7

SPECIAL ACCEPTANCE

A.

From time to time the Company may request a special acceptance of reinsurance falling outside the scope of the provisions of this Contract. Within ten days of receipt of such a request, each Subscribing Reinsurer shall accept such request, ask for additional information, or reject the request. Any reinsurance that is specially accepted by the Reinsurer shall be covered under this Contract and shall be subject to the terms hereof, except as such terms shall be modified by the special acceptance. If a Subscribing Reinsurer fails to respond to a special acceptance request within ten days, the Subscribing Reinsurer shall be deemed to have agreed to the special acceptance.

B.

In the event a reinsurer becomes a party to this Contract subsequent to one or more special acceptances hereunder, the new reinsurer shall automatically accept such special acceptance(s) as being covered hereunder. Further, if one or more Subscribing Reinsurers under this Contract agreed to special acceptance(s) under the contract being replaced by this Contract, such special acceptance(s) shall be automatically covered hereunder with respect to the interests and liabilities of such Subscribing Reinsurer(s).

ARTICLE 8

PREMIUM

A.	On July 1, 2024 the Company shall pay the Reinsurer a deposit premium equal to $[***] (represents deposit premium for Reinsurer’s participation) for the term of this Contract.

Within 90 days after the termination or expiration of this Contract, the premium paid to the Reinsurer shall adjusted to be equal the greater of subparagraph A.1. or A.2. below:

1.	The Modeled Expected Loss for the in-force portfolio at September 30, 2024 (expressed in dollars) multiplied by [***], or

2.	minimum premium of:

a.	$[***] in the event a recovery is made from this Contract or any collateral is held at termination or expiration of this Contract; or

b.	$[***] in the event no recovery is made from this Contract and no collateral is held at termination or expiration of this Contract;

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that the information is not material and is of the type that the registrant treats as private or confidential.

due hereunder which represents the minimum premium associated with the Reinsurer’s participation.

B.	The Modeled Expected Loss shall be calculated using AIR (Touchstone v10) Long Term Hurricane Probable Maximum Loss on September 30, 2024 for subject business.

C.

Within 90 days after the termination or expiration of this Contract, the Company shall provide a report to the Reinsurer setting forth the premium due hereunder for each Section, computed in accordance with paragraph A above, and any additional premium due the Reinsurer or return premium due the Company for each such Section shall be remitted within 30 days of its receipt of said report.

D.	The Company shall furnish the Reinsurer with such information as may be required by the Reinsurer for completion of its financial statements.

ARTICLE 9

DEFINITIONS

A. 1.

“Ultimate Net Loss” means the actual loss paid by the Company or which the Company becomes liable to pay, such loss to include Loss Adjustment Expense, 100% of any Extra Contractual Obligation and 100% of any Loss in Excess of Policy Limits as defined in the Extra Contractual Obligations/Excess of Policy Limits Article.

2.

Salvages and all recoveries (including amounts due from all reinsurances that inure to the benefit of this Contract, whether recovered or not), shall be first deducted from such loss to arrive at the amount of liability attaching hereunder.

3.

All salvages, recoveries or payments recovered or received subsequent to loss settlement hereunder shall be applied as if recovered or received prior to the aforesaid settlement, and all necessary adjustments shall be made by the parties hereto.

4.

The Company shall be deemed to be “liable to pay” a loss when a judgment has been rendered that the Company does not plan to appeal, and/or the Company has obtained a release, and/or the Company has accepted a proof of loss and/or the Company has made a commitment to pay, and/or the Company has scheduled the payment of the loss.

5.	Nothing in this clause shall be construed to mean that losses are not recoverable hereunder until the Company’s “Ultimate Net Loss” has been ascertained.

6.

Loss Adjustment Expense incurred in obtaining salvages or recoveries, or in the reduction or reversal of any award or judgment, shall be apportioned between the Company and the Reinsurer in the proportion that each benefits from such salvage, recovery, reduction or reversal. However, if such expense exceeds the amount recovered, the expense shall be included in Ultimate Net Loss

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that the information is not material and is of the type that the registrant treats as private or confidential.

B.

“Loss Adjustment Expense” means costs and expenses incurred by the Company in connection with the investigation, appraisal, adjustment, settlement, litigation, defense or appeal of a specific claim or loss, or alleged loss, including but not limited to:

1.	court costs;

2.	costs of supersedeas and appeal bonds;

3.	monitoring counsel expenses;

4.	legal expenses and costs incurred in connection with coverage questions and legal actions connected thereto, including but not limited to declaratory judgment actions;

5.	post-judgment interest;

6.	pre-judgment interest, unless included as part of an award or judgment;

7.

a pro rata share of salaries and expenses of Company field employees, calculated in accordance with the time occupied in adjusting such loss, and expenses of other Company employees who have been temporarily diverted from their normal and customary duties and assigned to the field adjustment of losses covered by this Contract;

8.	expenses of the Company officials incurred in connection with losses covered by this Contract;

9.	advertising or other extraordinary communication expenses incurred as a result of a covered Loss Occurrence;

10.	extraordinary expenses arising out of a covered loss occurrence, whether or not they are allocable to a specific claim; and

11.	subrogation, salvage and recovery expenses.

“Loss Adjustment Expense” does not include salaries and expenses of the Company’s employees and officials except as provided in subparagraphs (7) and (8) above, and office and other overhead expenses.

C. 1.

“Loss Occurrence” means the sum of all individual losses directly occasioned by any one disaster, accident or loss or series of disasters, accidents or losses arising out of one event. However, the duration and extent of any one “Loss Occurrence” shall be limited to all individual losses sustained by the Company occurring during any period of 168 consecutive hours arising out of and directly occasioned by the same event except that the term “Loss Occurrence” shall be further defined as follows:

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a.

As regards any “Named Storm,” all individual losses sustained by the Company arising out of and directly occasioned by such “Named Storm,” without regard to the limitations of duration and extent set forth above. “Named Storm”, including ensuing loss arising from fire, flood, sprinkler leakage following any Named Storm(s), means any storm or storm system declared by the US National Hurricane Center, US Central Pacific Hurricane Center, US Weather Prediction Center, or their successor organizations, all being divisions of the US National Weather Service to be a tropical depression, tropical storm or hurricane, and any successors thereof. A storm or storm system that merges with a “Named Storm” shall be considered part of that “Named Storm,” once it has merged. A “Named Storm” shall be deemed to begin at the effective time and date of the first watch, warning or other official advisory applicable to such tropical storm, or hurricane, issued by the above referenced governmental meteorological agencies. A “Named Storm” shall be deemed to end 120 hours after the cancellation of the last watch, warning or other official advisory applicable to such tropical storm, hurricane or successor, issued by the above referenced governmental meteorological agencies irrespective of the duration of the timing or spacing between such watches, warnings or other official advisories. If two or more storms are assigned different names by the above-referenced governmental meteorological agencies, each of those storms shall constitute a separate event for purposes of this definition.

b.

As regards “Severe Convective Storm”, including ensuing collapse and water damage other than “Named Storm,” all individual losses sustained by the Company occurring during any period of 168 consecutive hours arising out of and directly occasioned by the same event.

c.

As regards “Earthquake” and fire following directly occasioned by the earthquake, those earthquake losses and individual fire losses that commence during the period of 168 consecutive hours may be included in the Company’s “Loss Occurrence.”

e.

As regards “Wildfire”, irrespective of origin, all individual losses sustained by the Company and designated by the Company as forming part of one “Loss Occurrence”, which occur during any period of 168 consecutive hours within an area with a 250 mile radius, the center point of which will be chosen by the Company, may be included in the Company’s Loss Occurrence.

f.

As regards “freeze,” only individual losses directly occasioned by collapse, breakage of glass and water damage (caused by bursting of frozen pipes and tanks or freezing and/or melting snow or sleet) may be included in the Company’s “Loss Occurrence.”

2.	Except as provided in subparagraph (1)(a) above:

a.

The Company may choose the date and time when any such period of consecutive hours commences provided that it is not earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Company arising out of that disaster, accident or loss.

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that the information is not material and is of the type that the registrant treats as private or confidential.

b.

Only one period of consecutive hours shall apply with respect to one event, except that, as respects those “Loss Occurrences” referred to in subparagraph (1)(b) above, if the disaster, accident or loss occasioned by the event is of greater duration than 72 consecutive hours, then the Company may divide that disaster, accident or loss into two or more “Loss Occurrences” provided no two periods overlap and no individual loss is included in more than one such period and provided that no period commences earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Company arising out of that disaster, accident or loss.

3.

Losses arising from a combination of two or more perils as a result of the same event shall be considered as having arisen from one “Loss Occurrence.” Furthermore, all losses arising from an event involving a combination of losses described in subparagraphs (1)(a) and (1)(b) may be considered as having arisen from one “Loss Occurrence.” Notwithstanding the foregoing, the hourly limitations as stated above shall not be exceeded as respects the applicable perils, and, except as respects those “Loss Occurrences” involving a “Named Storm” referred to in subparagraph (1)(a) above, no single “Loss Occurrence” shall encompass a time period greater than 168 consecutive hours.

4.	“Named Perils” means:

a.

”Severe Convective Storm” meaning any Severe Convective Storm inclusive of Tornado, Hailstorms and Straight-Line Windstorms and including any ensuing Derecho, Lightning and Flood directly caused by Severe Convective Storm.

b.

“Earthquake” meaning earthquake, seaquake, earth movement, earthquake shock, shake, liquefaction, quake and shall also include ensuing rockfall, seismic and/or volcanic disturbance / eruption, tidal wave, tsunami and/or tidal surge directly caused by Earthquake.

c.	“Wildfire” meaning any fire, forest fire, brush fire, grass fire, firestorm or any other series of fires, regardless of origin, or how the fire spreads.

d.	“Winter Storm” meaning any blizzard, freeze and ice storm.

e.

“Flood” meaning any temporary coverage with water of an area not normally covered by water, in particular caused by high water in natural watercourse, reservoirs, onshore canals, excluding coverage of an area with water caused by high water in sewage systems.

Furthermore, any ensuing collapse, water damage, flood and fire directly following any of the perils detailed above shall be included in the scope of coverage hereunder

D.	“Policy(ies)” means any binder, policy, or contract of insurance or reinsurance issued, accepted or held covered provisionally or otherwise, by or on behalf of the Company.

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that the information is not material and is of the type that the registrant treats as private or confidential.

ARTICLE 10

FLORIDA HURRICANE CATASTROPHE FUND

A.

As respects Loss Occurrences subject to this Contract, any loss reimbursement recoverable by the Company under the Florida Hurricane Catastrophe Fund (FHCF), shall be deducted in determining Ultimate Net Loss under this Contract, subject to the following:

1.

The full reimbursement amount due from the FHCF for coverage under the Mandatory Layer, based on statutory limits of coverage as of June 1, shall be deemed recovered by the Company, whether or not actually received from the FHCF and whether or not reduced because of the FHCF’s inability to pay.

2.	Any other FHCF recoveries shall be disregarded for purposes of determining ultimate net loss subject to this Contract.

3.

For purposes of allocating recoveries from the FHCF with respect to each Loss Occurrence, only amounts recoverable by applying the pay-out and retention multiples for the FHCF prior to any reduction in retention due to multiple Loss Occurrences in the same annual period shall be included in calculating the deduction from Ultimate Net Loss.

4.

If the Company’s aggregate limit of FHCF reimbursement coverage is exhausted from Loss Occurrences commencing during the term of this Contract, and the FHCF, as applicable, does not designate the portion of said limit allocable to each Loss Occurrence, the total FHCF reimbursement received shall be allocated to each individual Loss Occurrence in the proportion that the Company’s losses in that Loss Occurrence bear to the Company’s total losses arising out of all Loss Occurrences to which the reimbursement applies.

5.

For purposes of loss recoveries under this Contract prior to the final determination of the Company’s retention and limit under the FHCF, FHCF coverage shall be calculated using the Company’s respective “Projected Payout Multiple” under the FHCF. Upon determination of the Company’s retention and limit under the FHCF, losses will be adjusted, recognizing any adjustment to the “Projected Payout Multiple” caused by a change in the Aggregate Mandatory FHCF Premium or any other adjustments as required by statute to determine the final FHCF layer, but disregarding any change due to a decrease in the statutory limit.

B.	Any FHCF reimbursement premiums paid by the Company for FHCF layers that inure to the benefit of this Contract shall be deemed to be premiums paid for inuring reinsurance.

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that the information is not material and is of the type that the registrant treats as private or confidential.

C.

Any change to the FHCF resulting from the 2024 Session of the Florida Legislature or rating methodology, if it produces a change in FHCF structure of greater than 10% of FHCF cover provided, may, at the Company’s option, result in the restructuring and re-rating of this Contract at terms to be mutually agreed.

ARTICLE 11

EXTRA CONTRACTUAL OBLIGATIONS/EXCESS OF POLICY LIMITS

A.

This Contract shall cover Extra Contractual Obligations, as provided in the definition of Ultimate Net Loss. “Extra Contractual Obligations” shall be defined as those liabilities not covered under any other provision of this Contract and that arise from the handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Company to settle within the Policy limit or failure by the Company to settle within a timely manner or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

B.

This Contract shall cover Loss in Excess of Policy Limits, as provided in the definition of Ultimate Net Loss. “Loss in Excess of Policy Limits” shall be defined as Loss in excess of the Policy limit, having been incurred because of, but not limited to, failure by the Company to settle within the Policy limit or failure by the Company to settle within a timely manner or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

C.

An Extra Contractual Obligation and/or Loss in Excess of Policy Limits shall be deemed to have occurred on the same date as the loss covered under the Company’s Policy, and shall constitute part of the original loss.

D.

For the purposes of the Loss in Excess of Policy Limits coverage hereunder, the word “Loss” shall mean any amounts for which the Company would have been contractually liable to pay had it not been for the limit of the original Policy.

E.	Loss Adjustment Expense in respect of Extra Contractual Obligations and/or Loss in Excess of Policy Limits shall be covered hereunder in the same manner as other Loss Adjustment Expense.

F.

However, this Article shall not apply where the loss has been incurred due to final legal adjudication of fraud of a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

G.	In no event shall coverage be provided to the extent not permitted under law.

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that the information is not material and is of the type that the registrant treats as private or confidential.

ARTICLE 12

NET RETAINED LIABILITY

A.	This Contract applies only to that portion of any loss that the Company retains net for its own account (prior to deduction of any reinsurance that inures solely to the benefit of the Company).

B.

The amount of the Reinsurer’s liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Company to collect from any other reinsurer(s), whether specific or general, any amounts that may have become due from such reinsurer(s), whether such inability arises from the insolvency of such other reinsurer(s) or otherwise.

ARTICLE 13

ORIGINAL CONDITIONS

All reinsurance under this Contract shall be subject to the same terms, conditions, waivers and interpretations, and to the same modifications and alterations as the respective Policies of the Company. However, in no event shall this be construed in any way to provide coverage outside the terms and conditions set forth in this Contract.

ARTICLE 14

NO THIRD PARTY RIGHTS

This Contract is solely between the Company and the Reinsurer, and in no instance shall any insured, claimant or other third party have any rights under this Contract except as may be expressly provided otherwise herein.

ARTICLE 15

NOTICE OF LOSS AND LOSS SETTLEMENTS

A.

Whenever loss settlements made by the Company appear likely to result in a claim hereunder, the Company shall notify the Reinsurer. The Company shall advise the Reinsurer of all subsequent development relating to such claims that, in the opinion of the Company, may materially affect the position of the Reinsurer.

B.

All loss settlements, provided they are within the terms of the Policies and within the terms of this Contract, shall be binding upon the Reinsurer, and the Reinsurer agrees to pay all amounts for which it may be liable upon receipt of reasonable evidence of the amount paid by the Company.

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that the information is not material and is of the type that the registrant treats as private or confidential.

ARTICLE 16

LATE PAYMENTS

A.

In the event any payment due either party is not received by the Intermediary by the payment due date, the party to whom payment is due may, by notifying the Intermediary in writing, require the debtor party to pay, and the debtor party agrees to pay, an interest penalty on the amount past due calculated for each such payment on the last business day of each month as follows:

1.	The number of full days that have expired since the overdue date or the last monthly calculation, whichever the lesser; times

2.	1/365th of the sum of the six-month United States Treasury Bill rate as quoted in The Wall Street Journal on the first business day of the month for which the calculation is made, plus 1%; times

3.	The amount past due, including accrued interest.

Interest shall accumulate until payment of the original amount due, plus interest penalties, has been received by the Intermediary.

B.

The due date shall, for purposes of this Article, be determined as follows: Payments from the Reinsurer to the Company shall be due on the date on which the demand for payment (including delivery of bordereaux or quarterly or monthly reports) is received by the Reinsurer, and shall be overdue 30 days thereafter.

C.

If the information contained in the Company’s demand for payment is insufficient or not in accordance with the conditions of this Contract, then within 30 days the Reinsurer shall request from the Company all additional information necessary to validate its claim and the payment due date as defined in paragraph B shall be deemed to be the date upon which the Reinsurer received the requested additional information. This paragraph is only for the purpose of establishing when a payment is overdue, and shall not alter the provisions of the Notice of Loss and Loss Settlements Article or other pertinent contractual stipulations.

D.

Should the Reinsurer dispute a claim presented by the Company and the timeframes set out in paragraph B be exceeded, interest as stipulated in paragraph A shall be payable for the entire overdue period, but only for the amount of the final settlement with the Reinsurer.

E.

In the event arbitration is necessary to settle a dispute, the panel shall have the authority to make a determination awarding interest to the prevailing party. Interest, if any, awarded by the panel shall supersede the interest amounts outlined herein.

F.

Any interest owed pursuant to this Article may be waived by the party to which it is owed. Waiver of such interest, however, shall not affect the waiving party’s rights to other interest amounts due as a result of this Article.

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that the information is not material and is of the type that the registrant treats as private or confidential.

ARTICLE 17

OFFSET

Each party hereto shall have, and may exercise at any time and from time to time, the right to offset any and all balances due from a party to the other arising under this Contract. In the event of the insolvency of a party hereto, offsets shall only be allowed in accordance with the provisions of any applicable law governing offset entitlement.

ARTICLE 18

CURRENCY

A.	Where the word “Dollars” and/or the sign “$” appear in this Contract, they shall mean United States Dollars, and all payments hereunder shall be in United States Dollars.

B.

For purposes of this Contract, where the Company receives premiums or pays losses in currencies other than United States Dollars, such premiums or losses shall be converted into United States Dollars at the actual rates of exchange at which these premiums or losses are entered in the Company’s books.

ARTICLE 19

TAXES

A.

In consideration of the terms under which this Contract is issued, the Company undertakes not to claim any deduction of the premium hereon when making Canadian tax returns or when making tax returns, other than Income or Profits Tax returns, to any state or territory of the United States of America or to the District of Columbia.

B. 1.

Each Subscribing Reinsurer has agreed to allow, for the purpose of paying the Federal Excise Tax, the applicable percentage of the premium payable hereon (as imposed under the Internal Revenue Code) to the extent such premium is subject to Federal Excise Tax.

2.

In the event of any return of premium becoming due hereunder, the Subscribing Reinsurer shall deduct the applicable percentage of the premium from the amount of the return, and the Company or its agent should take steps to recover the Tax from the U.S. Government.

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that the information is not material and is of the type that the registrant treats as private or confidential.

ARTICLE 20

ACCESS TO RECORDS

A.

The Reinsurer or its duly authorized representatives shall have the right to visit the offices of the Company to inspect, examine, audit, and verify any of the policy, accounting or claim files (“Records”) relating to business reinsured under this Contract during regular business hours after giving 30 days’ prior notice. This right shall be exercisable during the term of this Contract or after the expiration of this Contract. Notwithstanding the above, the Reinsurer shall not have any right of access to the Records of the Company if it is not current in all undisputed payments due the Company.

B.

Prior to the access and review by the Reinsurer of certain books and records, the Company may redact names and any other information the Company, in its sole judgment, considers proprietary and any information the Company is required by law or regulation to redact.

C.

Notwithstanding the above, the Company reserves the right to withhold from the Reinsurer any Privileged Documents. However, the Company shall permit and not object to the Reinsurer’s access to Privileged Documents in connection with the underlying claim reinsured hereunder following final settlement or final adjudication of the case or cases involving such claim, with prejudice against all claimants and all parties to such adjudications; the Company may defer release of such Privileged Documents if there are subrogation, contribution, or other third party actions with respect to that claim or case, and the Company’s defense might be jeopardized by release of such Privileged Documents. In the event that the Company seeks to defer release of such Privileged Documents, it shall, in consultation with the Reinsurer, take other steps as reasonably necessary to provide the Reinsurer with the information it reasonably requires to indemnify the Company without causing a loss of such privileges or protections. The Reinsurer shall not have access to Privileged Documents relating to any dispute between the Company and the Reinsurer.

D.	For purposes of this Article:

1.	“Privileged Documents” means any documents that are Attorney-Client Privilege Documents and/or Work Product Privilege Documents.

2.

“Attorney-Client Privilege Documents” means communications of a confidential nature between (a) the Company, or anyone retained by or at the direction of the Company, or its in-house or outside legal counsel, or anyone in the control of such legal counsel, and (b) any in-house or outside legal counsel, if such communications relate to legal advice being sought by the Company and/or contain legal advice being provided to the Company.

3.

“Work Product Privilege Documents” means communications, written materials and tangible things prepared by or for in-house or outside counsel, or prepared by or for the Company, in anticipation of or in connection with litigation, arbitration, or other dispute resolution proceedings.

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that the information is not material and is of the type that the registrant treats as private or confidential.

ARTICLE 21

CONFIDENTIALITY

A.

The Reinsurer hereby acknowledges that the documents, information and data provided to it by the Company, whether directly or through an authorized agent, in connection with the placement and execution of this Contract (“Confidential Information”) are proprietary and confidential to the Company. Confidential Information shall not include documents, information or data that the Reinsurer can show:

1.	are publicly known or have become publicly known through no unauthorized act of the Reinsurer;

2.	have been rightfully received from a third person without obligation of confidentiality; or

3.	were known by the Reinsurer prior to the placement of this Contract without an obligation of confidentiality.

B.	Absent the written consent of the Company, the Reinsurer shall not disclose any Confidential Information to any third parties, including any affiliated companies, except:

1.	when required by retrocessionaires as respects business ceded to this Contract;

2.	when required by regulators performing an audit of the Reinsurer’s records and/or financial condition; or

3.	when required by external auditors performing an audit of the Reinsurer’s records in the normal course of business; or

4.	when required by attorneys or arbitrators in connection with an actual or potential dispute hereunder;

provided any party receiving such Confidential Information under subparagraphs B(1), B(3) and B(4) herein is advised by the Reinsurer of the confidential nature of the information and agrees to abide by the restrictions set forth in this Contract. Further, the Reinsurer agrees not to use any Confidential Information for any purpose not related to the performance of its obligations or enforcement of its rights under this Contract.

C.

Notwithstanding the above, in the event that the Reinsurer is required by court order, other legal process or any regulatory authority to release or disclose any or all of the Confidential Information, the Reinsurer agrees to provide the Company with written notice of same at least 10 days prior to such release or disclosure, if legal permissible, and use its best efforts to assist the Company in maintaining the confidentiality provided for in this Article.

D.	The provisions of this Article shall extend to the officers, directors and employees of the Reinsurer and its affiliates, and shall be binding upon their successors and assigns.

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that the information is not material and is of the type that the registrant treats as private or confidential.

ARTICLE 22

INSOLVENCY

A.

If more than one reinsured company is referenced within the definition of “Company” in the Preamble to this Contract, this Article shall apply severally to each such company. Further, this Article and the laws of the domiciliary state shall apply in the event of the insolvency of any company covered hereunder. In the event of a conflict between any provision of this Article and the laws of the domiciliary state of any company covered hereunder, that domiciliary state’s laws shall prevail.

B.

In the event of the insolvency of the Company, this reinsurance (or the portion of any risk or obligation assumed by the Reinsurer, if required by applicable law) shall be payable directly to the Company, or to its liquidator, receiver, conservator or statutory successor, either: (1) on the basis of the liability of the Company, or (2) on the basis of claims filed and allowed in the liquidation proceeding, whichever may be required by applicable statute, without diminution because of the insolvency of the Company or because the liquidator, receiver, conservator or statutory successor of the Company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Company shall give written notice to the Reinsurer of the pendency of a claim against the Company indicating the Policy or bond reinsured, which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses that it may deem available to the Company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the court, against the Company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit that may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

C.

Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this reinsurance Contract as though such expense had been incurred by the Company.

D.

As to all reinsurance made, ceded, renewed or otherwise becoming effective under this Contract, the reinsurance shall be payable as set forth above by the Reinsurer to the Company or to its liquidator, receiver, conservator or statutory successor, (except as provided by Section 4118(a)(1)(A) of the New York Insurance Law, provided the conditions of 1114(c) of such law have been met, if New York law applies) or except (1) where the Contract specifically provides another payee in the event of the insolvency of the Company, or

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(2) where the Reinsurer, with the consent of the direct insured or insureds, has assumed such Policy obligations of the Company as direct obligations of the Reinsurer to the payees under such Policies and in substitution for the obligations of the Company to such payees. Then, and in that event only, the Company, with the prior approval of the certificate of assumption on New York risks by the Superintendent of Financial Services of the State of New York, or with the prior approval of such other regulatory authority as may be applicable, is entirely released from its obligation and the Reinsurer shall pay any loss directly to payees under such Policy.

ARTICLE 23

ARBITRATION

A.

Any dispute arising out of the interpretation, performance or breach of this Contract, including the formation or validity thereof, shall be submitted for decision to a panel of three arbitrators. Notice requesting arbitration shall be in writing and sent certified or registered mail, return receipt requested.

B.

One arbitrator shall be chosen by each party and the two arbitrators shall then choose an impartial third arbitrator who shall preside at the hearing. If either party fails to appoint its arbitrator within 30 days after being requested to do so by the other party, the latter, after 10 days’ prior notice by certified or registered mail of its intention to do so, may appoint the second arbitrator.

C.

If the two arbitrators do not agree on a third arbitrator within 60 days of their appointment, the third arbitrator shall be chosen in accordance with the procedures for selecting the third arbitrator in force on the date the arbitration is demanded, established by the AIDA Reinsurance and Insurance Arbitration Society – U.S. (ARIAS). The arbitrators shall be persons knowledgeable about insurance and reinsurance who have no personal or financial interest in the result of the arbitration. If a member of the panel dies, becomes disabled or is otherwise unwilling or unable to serve, a substitute shall be selected in the same manner as the departing member was chosen and the arbitration shall continue.

D.	Within 30 days after all arbitrators have been appointed, the panel shall meet and determine timely periods for briefs, discovery procedures and schedules of hearings.

E.

The panel shall be relieved of all judicial formality and shall not be bound by the strict rules of procedure and evidence. Notwithstanding anything to the contrary in this Contract, the arbitrators may at their discretion, consider underwriting and placement information provided by the Company to the Reinsurer, as well as any correspondence exchanged by the parties that is related to this Contract. The arbitration shall take place in Tampa, Florida, or at such other place as the parties shall agree. The decision of any two arbitrators shall be in writing and shall be final and binding. The panel is empowered to grant interim relief as it may deem appropriate.

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that the information is not material and is of the type that the registrant treats as private or confidential.

F.

The panel shall interpret this Contract as an honorable engagement rather than as merely a legal obligation and shall make its decision considering the custom and practice of the applicable insurance and reinsurance business as promptly as possible after the hearings. Judgment upon an award may be entered in any court having jurisdiction thereof.

G.

Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the cost of the third arbitrator. The remaining costs of the arbitration shall be allocated by the panel. The panel may, at its discretion, award such further costs and expenses as it considers appropriate, including but not limited to attorneys’ fees, to the extent permitted by law.

ARTICLE 24

SERVICE OF SUIT

A.

This Article applies only to those Subscribing Reinsurers not domiciled in the United States of America, and/or not authorized in any state, territory and/or district of the United States of America where authorization is required by insurance regulatory authorities.

B.

This Article shall not be read to conflict with or override the obligations of the parties to arbitrate their disputes as provided for in the Arbitration Article. This Article is intended as an aid to compelling arbitration or enforcing such arbitration or arbitral award, not as an alternative to the Arbitration Article for resolving disputes arising out of this Contract.

C.

In the event of the failure of the Reinsurer to perform its obligations hereunder, the Reinsurer, at the request of the Company, shall submit to the jurisdiction of a court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer’s rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States. The Reinsurer, once the appropriate court is selected, whether such court is the one originally chosen by the Company and accepted by the Reinsurer or is determined by removal, transfer, or otherwise, as provided for above, shall comply with all requirements necessary to give said court jurisdiction and, in any suit instituted against the Reinsurer upon this Contract, shall abide by the final decision of such court or of any appellate court in the event of an appeal.

D.	Service of process in such suit may be made upon Apex Fund Services, 95 N State Route 17, Suite 304 Paramus, NJ 07652.

The above-named is authorized and directed to accept service of process on behalf of the Reinsurer in any such suit.

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that the information is not material and is of the type that the registrant treats as private or confidential.

E.

Further, pursuant to any statute of any state, territory or district of the United States that makes provision therefor, the Reinsurer hereby designates the Superintendent, Commissioner or Director of Insurance, or other officer specified for that purpose in the statute, or his successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Contract, and hereby designates the above-named as the person to whom the said officer is authorized to mail such process or a true copy thereof.

ARTICLE 25

SANCTION LIMITATION AND EXCLUSION CLAUSE

No Reinsurer shall be deemed to provide cover and no Reinsurer shall be liable to pay any claim or provide any benefit hereunder to the extent that the provision of such cover, payment of such claim or provision of such benefit would constitute material dealings or transactions in any sanctioned country or is in violation of any sanction, prohibition or restriction under United Nations resolutions or the trade or economic sanctions, laws or regulations of the European Union, United Kingdom or United States of America.

ARTICLE 26

GOVERNING LAW

This Contract shall be governed as to performance, administration and interpretation by the laws of the State of Florida, exclusive of conflict of law rules. However, with respect to credit for reinsurance, the rules of all applicable states shall apply.

ARTICLE 27

ENTIRE AGREEMENT

This Contract sets forth all of the duties and obligations between the Company and the Reinsurer and supersedes any and all prior or contemporaneous written agreements with respect to matters referred to in this Contract. This Contract may not be modified or changed except by an amendment to this Contract in writing signed by both parties. However, this Article shall not be construed as limiting the admissibility of evidence regarding the formation, interpretation, purpose or intent of this Contract.

ARTICLE 28

NON-WAIVER

The failure of the Company or the Reinsurer to insist on compliance with this Contract or to exercise any right or remedy hereunder shall not constitute a waiver of any rights contained in this Contract nor prevent either party from thereafter demanding full and complete compliance nor prevent either party from exercising such remedy in the future.

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that the information is not material and is of the type that the registrant treats as private or confidential.

ARTICLE 29

INTERMEDIARY

Guy Carpenter & Company, LLC, is hereby recognized as the Intermediary negotiating this Contract for all business hereunder. All communications (including notices, statements, premiums, return premiums, commissions, taxes, losses, Loss Adjustment Expenses, salvages, and loss settlements) relating thereto shall be transmitted to the Company or the Reinsurer through the Intermediary. Payments by the Company to the Intermediary shall be deemed payment to the Reinsurer. Payments by the Reinsurer to the Intermediary shall be deemed payment to the Company only to the extent that such payments are actually received by the Company.

ARTICLE 30

MODE OF EXECUTION

A.	This Contract may be executed by:

1.	an original written ink signature of paper documents;

2.	an exchange of facsimile copies showing the original written ink signature of paper documents;

3.

electronic signature technology employing computer software and a digital signature or digitizer pen pad to capture a person’s handwritten signature in such a manner that the signature is unique to the person signing, is under the sole control of the person signing, is capable of verification to authenticate the signature and is linked to the document signed in such a manner that if the data is changed, such signature is invalidated.

B.

The use of any one or a combination of these methods of execution shall constitute a legally binding and valid signing of this Contract. This Contract may be executed in one or more counterparts, each of which, when duly executed, shall be deemed an original.

ARTICLE 31

LIMITED RECOURSE AND BERMUDA REGULATIONS

The Company understands and accepts that Aeolus Re Ltd. is registered as a segregated account company under the Bermuda Segregated Accounts Companies Act 2000 and that Aeolus Re Ltd. in respect of its Keystone PF Segregated Account (the “Reinsurer”) is a segregated account of Aeolus Re Ltd.

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that the information is not material and is of the type that the registrant treats as private or confidential.

All corporate matters relating to the creation of the Reinsurer, including, but not limited to, the capacity of the Reinsurer, the segregated nature of the Reinsurer and Aeolus Re Ltd., and the operation and liquidation of the Reinsurer, will be governed by, and construed in accordance with, the laws of Bermuda. The Company acknowledges that the Reinsurer has written and/or will write other reinsurance or retrocession policies and that the assets and liabilities attributable to each such contract shall be linked to the Reinsurer. Accordingly, the Reinsurer will have assets and liabilities relating to a multiple of reinsurance contracts. The Company has had the opportunity to take advice and to obtain all such additional information that it considers necessary to evaluate the terms, conditions and risks of entering into this Contract with the Reinsurer.

Notwithstanding any other provision of this Contract to the contrary, the liability of the Reinsurer for the performance and discharge of all of its obligations, however they may arise, in relation to this Contract (together, the “SAC Obligations”) will be limited to and payable solely from the assets linked to the Reinsurer. Accordingly there will be no recourse to any other assets of Aeolus Re Ltd. (including, for the avoidance of doubt, any assets linked to any other segregated account of Aeolus Re Ltd. or to its general account). In the event that the assets linked to the Reinsurer are insufficient to meet all of its SAC Obligations, any SAC Obligations remaining after the application of such assets linked to the Reinsurer will be extinguished, and the Company undertakes in such circumstances to take no further action against the Reinsurer, Aeolus Re Ltd. or any other segregated accounts of Aeolus Re Ltd. in respect of any such SAC Obligations. In particular, neither the Company nor any party acting on its behalf will petition or take any steps for the winding up or receivership of the Reinsurer, Aeolus Re Ltd., or any other segregated account of Aeolus Re Ltd.

This Limited Recourse and Bermuda Regulations article shall survive the termination of this Contract.

ARTICLE 32

OBLIGATIONS

The Reinsurer shall no later than 10 Business Days from the inception date of this Contract secure its SAC Obligations hereunder by the establishment of a “Trust Account” with U.S. Bank Trust Company, National Association for the exclusive benefit of the Company in accordance with an associated Trust Agreement and, upon the opening of the Trust Account, by the deposit therein of cash or eligible securities or similar (as defined in the Trust Agreement) to cover 100% of its SAC Obligations hereunder. Notwithstanding the foregoing, the Reinsurer shall not be obligated to make such deposit into the Trust Account unless and until the Company has first paid the minimum and deposit premium due hereunder on or before the effective date of this Contract or the opening of the Trust Account, whichever is the later, in accordance with the terms of the Premium Article, such minimum and deposit premium payment being a condition precedent to the Reinsurer’s liability and obligations hereunder.

The terms governing the Trust Account are as set out in the Trust Agreement between the Reinsurer as Grantor, U.S. Bank Trust Company, National Association as Trustee, and the Company as Beneficiary. All costs and expenses involved in the creation and maintenance of such Trust Account shall be the sole responsibility of the Reinsurer, provided the Trust Agreement shall be at all times in compliance with the relevant provisions of the Insurance Code of the Company’s state

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of domicile and the administrative regulations adopted by that state’s insurance department, in order for the Company to receive full statutory financial statement credit for reinsurance provided under this Contract. However if the Company elects to establish the Trust Account with a bank other than Authorized Banks as set out in the Trust Agreement then all costs and expenses involved in the creation and maintenance of any such Trust Account shall be the sole responsibility of the Company, except if required in order to be in compliance with the relevant provisions of the Insurance Code of the Company’s state of domicile.

The term “SAC Obligations” shall mean:

A.

during the period covered by this Contract, the liability of the Reinsurer in the performance and discharge of all of its obligations, however they may arise, in relation to this Contract, being 100% of the maximum recoverable limit in all (being $[***] in respect of the Reinsurer’s participation) less any unpaid premium (net of brokerage), less losses recovered from the Reinsurer;

B.	on expiration of this Contract, SAC Obligations shall be determined in accordance with the Collateral Release provision.

In the event of any inconsistencies between the Trust Agreement and this Contract, this Contract shall prevail.

The Company and the Reinsurer further agree, notwithstanding anything to the contrary herein, that the collateral in the Trust Account may be withdrawn by the Company or its successors in interest at any time and without the consent of the Reinsurer, without diminution because of the insolvency of the Company or the Reinsurer, but only for one or more of the following purposes:

A.	to reimburse itself for the undisputed Reinsurer’s SAC Obligations under this Contract, unless paid in cash by the Reinsurer; and/or

B.	to obtain payment of any undisputed return premium dues from the Reinsurer, unless paid in cash by the Reinsurer; and/or

C.

to fund a cash account in an amount equal to the collateral held in the Trust Account, if the Trust Account has not been renewed or replaced by the Reinsurer 10 Business Days prior to its expiration date (as defined in the Trust Agreement); and/or

D.	to refund to the Reinsurer any sum which is in excess of the actual amount required to fund the Reinsurer’s SAC Obligations.

In the event the amount drawn by the Company on the Trust Account is in excess of the actual amount required for (A) to (D) immediately above or other than as permitted herein, the Company shall promptly return to the Trust Account the excess amount. The Company shall notify the Trustee and the Reinsurer on the date of any such payment that it has made such payment, stating the amount thereof.

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that the information is not material and is of the type that the registrant treats as private or confidential.

For the purposes of this Contract:

A.	a “Business Day” shall be a day (other than a Saturday or Sunday) in which banks are open for commercial business in London, England; New York, United States of America; and Hamilton, Bermuda; and

B.

“Undisputed” shall mean that the Reinsurer has not disputed the payment(s) due to the Company and that there are no outstanding requests for information from the Reinsurer pending with the Company regarding said payment.

ARTICLE 33

REPORTING

The Company agrees to provide the Reinsurer with loss reports (containing a breakdown of paid losses, case reserves and losses incurred but not reported) promptly following the periods ending each March 31, June 30, September 30 and December 31, commencing with the period ending September 30, 2024 until commutation in accordance with the Collateral Release article.

ARTICLE 34

COLLATERAL RELEASE

On the expiration of this Contract, to the extent the Trust Account has not yet been terminated, if the Company in its commercially reasonable judgment believes that no Loss Occurrences have occurred that may result in a claim hereunder, the Company agrees to instruct the Trustee as soon as possible and in any event within 10 Business Days following such expiration to release the Assets in the Trust Account to the Reinsurer immediately.

If a Loss Occurrence or Loss Occurrences have occurred during the term of this Contract, the Company shall calculate, on a monthly basis, how much, if any, of the Collateral shall be released from the Trust Account, as follows:

A.

For each potentially covered Loss Occurrence, the Company shall multiply the ground up Loss Amount (being the sum of amounts potentially covered with respect to such Loss Occurrence under this Contract for (i) losses and loss expenses paid, (ii) reserves for losses reported and outstanding and (iii) reserves for losses incurred but not reported; and the Company shall use the same information for the preceding items i), ii) and iii) as appears on its official books and records, or in keeping with the same) by the appropriate Buffer Loss Factor from the table below, based upon the type of Loss Occurrence and the number of months which have elapsed since the Loss Occurrence. The product of this calculation shall be defined as the Buffered Loss Amount (“BLA”). All time periods and the Loss Amount shall be calculated as of the last date of the calendar month being reported and shall be based on the books and records used by the Company to prepare its financial statements.

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B.

The BLA will then be reduced by inuring reinsurance recoveries and any applicable retention or limitation under this Contract to compute the Presumed Ultimate Net Loss under this Contract (the “Presumed Ultimate Net Loss”).

C.

The Presumed Ceded Loss will be defined as the lesser of the Presumed Ultimate Net Loss and the Contract Limit as detailed in the Retention and Limit Article. An amount equal to the Presumed Ceded Loss less losses paid by the Reinsurer shall be retained in the Trust Account and any excess in the Trust Account over such amount shall be released to the Reinsurer immediately.

Buffer Loss Factor Table
Number of Calendar Months Since start Date of Loss Occurrence	All Loss Occurrences
0 to 3	150%
>3 to 6	125%
>6 to 9	110%
>9 to 12	105%
>12 to 15	100%
Thereafter	100%

So long as there is any Collateral on deposit in the Trust Account, within 10 Business Days after the end of each calendar month following the expiration of this Contract, the Company shall perform this calculation and deliver a report to the Reinsurer substantially in the form of the Collateral Calculation Table, attached to and forming part of this Contract. Collateral will be maintained or reduced monthly based on this calculation. To the extent that the calculation indicates that collateral should be reduced, the Company shall, within 10 Business Days of delivery of such report to the Reinsurer, instruct the Trustee to return the excess collateral to the Reinsurer from the Trust Account immediately. To the extent that the calculation indicates that additional collateral is required, the Reinsurer will have ten (10) business days from receipt of the report to deposit the required sum into the Trust.

In the event the Company has not reported to the Reinsurer any loss occurrence as of December 31, 2024 which is greater than $35,000,000, the Company agrees to an early release of collateral held in the Trust by no later than January 15, 2025. However, in the event that any loss occurrence any time thereafter exceeds $35,000,000, the Company shall so notify the Reinsurer, and the Reinsurer will have ten (10) business days from receipt of the report to deposit the required sum into the Trust, or into a replacement thereof established under the same terms and conditions of the original Trust.

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that the information is not material and is of the type that the registrant treats as private or confidential.

The Reinsurer shall have the option, at any time following twenty-four (24) months after the expiration of the risk period of this Contract, to commute the Contract at the Company’s most recent Loss Amount.

It is understood and agreed that in the event there is no collateral in the Trust as at the date twenty-four (24) months from expiration of the risk period, or any time thereafter, then the Reinsurer shall be absolved of all liability hereunder and this Reinsurance Contract shall be deemed fully commuted. Alternatively, if collateral is still held in the Trust as at the date twenty-four (24) months after the expiration of the risk period, the Reinsurer(s) shall have the option, at any time following twenty-four (24) months after the expiration of the risk period, to commute the Agreement at the Company’s most recent Loss Amount.

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Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

IN WITNESS WHEREOF, the Company has caused this Contract to be executed by its duly authorized representative(s), who also confirms the Company’s review of and agreement to be bound by the terms and conditions of the Interests and Liabilities Agreements attached to and forming part of this Contract, this 22 day of July, in the year of 2024.

SLIDE INSURANCE COMPANY

/s/ Matt Larson    Senior Vice President of Risk Management

PROPERTY CATASTROPHE EXCESS OF LOSS

REINSURANCE CONTRACT (PREPAID REINSTATEMENT)

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Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

NUCLEAR INCIDENT EXCLUSION CLAUSE - PHYSICAL DAMAGE - REINSURANCE - U.S.A.

1.

This Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

2.

Without in any way restricting the operation of paragraph (1) of this clause, this Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

I.	Nuclear reactor power plants including all auxiliary property on the site, or

II.	Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and “critical facilities” as such, or

III.

Installations for fabricating complete fuel elements or for processing substantial quantities of “special nuclear material”, and for reprocessing, salvaging, chemically separating, storing or disposing of “spent” nuclear fuel or waste materials, or

IV.	Installations other than those listed in paragraph (2) III above using substantial quantities of radioactive isotopes or other products of nuclear fission.

3.

Without in any way restricting the operations of paragraphs (1) and (2) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith except that this paragraph (3) shall not operate

(a)	where Reassured does not have knowledge of such nuclear reactor power plant or nuclear installation, or

(b)

where said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused. However on and after 1st January 1960 this sub-paragraph (b) shall only apply provided the said radioactive contamination exclusion provision has been approved by the Governmental Authority having jurisdiction thereof.

4.

Without in any way restricting the operations of paragraphs (1), (2) and (3) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

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Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

5.	It is understood and agreed that this clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Reassured to be the primary hazard.

6.	The term “special nuclear material” shall have the meaning given it in the Atomic Energy Act of 1954 or by any law amendatory thereof.

7.	Reassured to be sole judge of what constitutes:

(a)	substantial quantities, and

(b)	the extent of installation, plant or site.

Note: Without in any way restricting the operation of paragraph (1) hereof, it is understood and agreed that

(a)

all policies issued by the Reassured on or before 31st December 1957 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

(b)

with respect to any risk located in Canada policies issued by the Reassured on or before 31st December 1958 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

12/12/57

NMA 1119

NOTES:	Wherever used herein the terms:

	“Reassured”	shall be understood to mean “Company”, “Reinsured”, “Reassured” or whatever other term is used in the attached reinsurance document to designate the reinsured company or companies.

	“Agreement”	shall be understood to mean “Agreement”, “Contract”, “Policy” or whatever other term is used to designate the attached reinsurance document.

	“Reinsurers”	shall be understood to mean “Reinsurers”, “Underwriters” or whatever other term is used in the attached reinsurance document to designate the reinsurer or reinsurers.

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Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

POOLS, ASSOCIATIONS & SYNDICATES EXCLUSION CLAUSE (CATASTROPHE)

It is hereby understood and agreed that:

A.	This Contract excludes loss or liability arising from:

1.	Business derived directly or indirectly from any pool, association, or syndicate which maintains its own reinsurance facilities. This subparagraph 1 shall not apply with respect to:

a.

Residual market mechanisms created by statute. This Contract shall not extend, however, to afford coverage for liability arising from the inability of any other participant or member in the residual market mechanism to meet its obligations, nor shall this Contract extend to afford coverage for liability arising from any claim against the residual market mechanism brought by or on behalf of any insolvency fund (as defined in the Insolvency Fund Exclusion Clause incorporated in this Contract). For the purposes of this Clause, the California Earthquake Authority shall be deemed to be a “residual market mechanism.”

b.	Inter-agency or inter-government joint underwriting or risk purchasing associations (however styled) created by or permitted by statute or regulation.

2.

Those perils insured by the Company that the Company knows, at the time the risk is bound, to be insured by or in excess of amounts insured or reinsured by any pool, association or syndicate formed for the purpose of insuring oil, gas, or petro-chemical plants; oil or gas drilling rigs; and/or aviation risks. This subparagraph 2 shall not apply:

a.	If the total insured value over all interests of the risk is less than $[***].

b.	To interests traditionally underwritten as Inland Marine or Stock or Contents written on a blanket basis.

c.

To Contingent Business Interruption liability, except when it is known to the Company, at the time the risk is bound, that the key location is insured by or through any pool, association or syndicate formed for the purpose of insuring oil, gas, or petro-chemical plants; oil or gas drilling rigs; and/or aviation risks; unless the total insured value over all interests of the risk is less than $[***].

B.

With respect to loss or liability arising from the Company’s participation or membership in any residual market mechanism created by statute, the Company may include in its ultimate net loss only amounts for which the Company is assessed as a direct consequence of a covered loss occurrence, subject to the following provisions:

1.	Recovery is limited to perils otherwise protected hereunder.

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Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

2.

In the event the terms of the Company’s participation or membership in any such residual market mechanism permit the Company to recoup any such direct assessment attributed to a loss occurrence by way of a specific policy premium surcharge or similar levy on policyholders, the amount received by the Company as a result of such premium surcharge or levy shall reduce the Company’s ultimate net loss for such loss occurrence.

3.

The result of any rate increase filing permitted by the terms of the Company’s participation or membership in any such residual market mechanism following any assessment shall have no effect on the Company’s ultimate net loss for any covered loss occurrence.

4.

The result of any premium tax credit filing permitted by the terms of the Company’s participation or membership in any such residual market mechanism following any assessment shall reduce the Company’s ultimate net loss for any covered loss occurrence.

5.

The Company may not include in its ultimate net loss any amount resulting from an assessment that, pursuant to the terms of the Company’s participation or membership in the residual market mechanism, the Company is required to pay only after such assessment is collected from the policyholder.

6.

The ultimate net loss hereunder shall not include any monies expended to purchase or retire bonds as a consequence of being a member of a residual market mechanism nor any fines or penalties imposed on the Company for late payment.

7.

If, however, a residual market mechanism only provides for assessment based on an aggregate of losses in any one contract or plan year of said mechanism, then the amount of that assessment to be included in the ultimate net loss for any one loss occurrence shall be determined by multiplying the Company’s share of the aggregate assessment by a factor derived by dividing the Company’s ultimate net loss (net of the assessment) with respect to the loss occurrence by the total of all of its ultimate net losses (net of assessments) from all loss occurrences included by the mechanism in determining the assessment.

8/1/2012

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Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

TERRORISM EXCLUSION

(Property Treaty Reinsurance)

Notwithstanding any provision to the contrary within this reinsurance agreement or any endorsement thereto, it is agreed that this reinsurance agreement excludes loss, damage, cost, or expense directly or indirectly caused by, contributed to by, resulting from, or arising out of or in connection with any act of terrorism, as defined herein, regardless of any other cause or event contributing concurrently or in any other sequence to the loss.

An act of terrorism includes any act, or preparation in respect of action, or threat of action designed to influence the government de jure or de facto of any nation or any political division thereof, or in pursuit of political, religious, ideological, or similar purposes to intimidate the public or a section of the public of any nation by any person or group(s) of persons whether acting alone or on behalf of or in connection with any organisation(s) or government(s) de jure or de facto, and which:

(i)	involves violence against one or more persons; or

(ii)	involves damage to property; or

(iii)	endangers life other than that of the person committing the action; or

(iv)	creates a risk to health or safety of the public or a section of the public; or

(v)	is designed to interfere with or to disrupt an electronic system.

This reinsurance agreement also excludes loss, damage, cost, or expense directly or indirectly caused by, contributed to by, resulting from, or arising out of or in connection with any action in controlling, preventing, suppressing, retaliating against, or responding to any act of terrorism.

22/11/02

NMA2930C amended

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Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

LIMITED COMMUNICABLE DISEASE EXCLUSION NO. 1

(PROPERTY TREATY REINSURANCE)

1.

Notwithstanding any provision to the contrary within this reinsurance agreement, this reinsurance agreement excludes any loss, damage, liability, claim, cost or expense of whatsoever nature, directly or indirectly caused by, contributed to by, resulting from, arising out of, or in connection with a Communicable Disease or the fear or threat (whether actual or perceived) of a Communicable Disease regardless of any other cause or event contributing concurrently or in any other sequence thereto.

2.

Subject to the other terms, conditions and exclusions contained in this reinsurance agreement, this reinsurance agreement will cover physical damage to property insured under the original policies and any Time Element Loss directly resulting therefrom where such physical damage is directly caused by or arising from any of the following perils: fire, lightning, explosion, aircraft or vehicle impact, falling objects, windstorm, rainstorm, hail, tornado, cyclone, typhoon, hurricane, earthquake, seaquake, seismic and/or volcanic disturbance/eruption, tsunami, flood, freeze, ice storm, weight of snow or ice, avalanche, meteor/asteroid impact, landslip, landslide, mudslide, bush fire, forest fire.

Definitions

3.	Communicable Disease means any disease which can be transmitted by means of any substance or agent from any organism to another organism where:

3.1	the substance or agent includes, but is not limited to, a virus, bacterium, parasite or other organism or any variation thereof, whether deemed living or not, and

3.2

the method of transmission, whether direct or indirect, includes but is not limited to, airborne transmission, bodily fluid transmission, transmission from or to any surface or object, solid, liquid or gas or between organisms, and

3.3

the disease, substance or agent can cause or threaten damage to human health or human welfare or can cause or threaten damage to, deterioration of, loss of value of, marketability of or loss of use of property.

4.	Time Element Loss means business interruption, contingent business interruption or any other consequential losses.

LMA5502

15 May 2020

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Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

CYBER LOSS LIMITED EXCLUSION (PROPERTY TREATY REINSURANCE)

1	Notwithstanding any provision to the contrary within this reinsurance agreement or any endorsement thereto, this reinsurance agreement excludes any:

1.1	Cyber Loss;

1.2

loss, damage, liability, cost or expense of whatsoever nature directly or indirectly caused by, contributed to by, resulting from, arising out of or in connection with any loss of use, reduction in functionality, repair, replacement, restoration or reproduction of any Data, including any amount pertaining to the value of such Data;

regardless of any other cause or event contributing concurrently or in any other sequence thereto.

2

If the Reinsurers allege that by reason of this exclusion any loss, damage, liability, claim, cost or expense sustained by the Company is not covered by this reinsurance agreement, the burden of proving the contrary shall be upon the Company.

Definitions

3

Cyber Loss means any loss, damage, liability, claim, cost or expense of whatsoever nature directly or indirectly caused by, contributed to by, resulting from, arising out of or in connection with any Cyber Act or Cyber Incident, including, but not limited to, any action taken in controlling, preventing, suppressing or remediating any Cyber Act or Cyber Incident.

4

Cyber Act means an unauthorised, malicious or criminal act or series of related unauthorised, malicious or criminal acts, regardless of time and place, or the threat or hoax thereof involving access to, processing of, use of or operation of any Computer System.

5	Cyber Incident means:

5.1	any error or omission or series of related errors or omissions involving access to, processing of, use of or operation of any Computer System; or

5.2	any partial or total unavailability or failure or series of related partial or total unavailability or failures to access, process, use or operate any Computer System.

6	Computer System means:

6.1

any computer, hardware, software, communications system, electronic device (including, but not limited to, smart phone, laptop, tablet, wearable device), server, cloud or microcontroller including any similar system or any configuration of the aforementioned and including any associated input, output, data storage device, networking equipment or back up facility.

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Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

7

Data means information, facts, concepts, code or any other information of any kind that is recorded or transmitted in a form to be used, accessed, processed, transmitted or stored by a Computer System.

LMA5411

06 March 2020

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Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

TRUST AGREEMENT REQUIREMENTS CLAUSE

A.

Except as provided in paragraph B of this Clause, if the Reinsurer satisfies its funding obligations under the Unauthorized Reinsurance Article by providing a Trust Agreement, the Reinsurer shall ensure that the Trust Agreement:

1.	Requires the Reinsurer to establish a trust account for the benefit of the Company, and specifies what the Trust Agreement is to cover;

2.

Stipulates that assets deposited in the trust account shall be valued according to their current fair market value and shall consist only of cash (United States legal tender), certificates of deposit (issued by a United States bank and payable in United States legal tender), and investments of the types permitted by the regulatory authorities having jurisdiction over the Company’s reserves, or any combination of the three, provided that the investments are issued by an institution that is not the parent, subsidiary or affiliate of either the Reinsurer or the Company;

3.

Requires the Reinsurer, prior to depositing assets with the trustee, to execute assignments or endorsements in blank, or to transfer legal title to the trustee of all shares, obligations or any other assets requiring assignments, in order that the Company, or the trustee upon the direction of the Company, may whenever necessary negotiate these assets without consent or signature from the Reinsurer or any other entity;

4.	Requires that all settlements of account between the Company and the Reinsurer be made in cash or its equivalent; and

5.	Provides that assets in the trust account shall be withdrawn only as permitted in this Contract, without diminution because of the insolvency of the Company or the Reinsurer.

B.

If a ceding insurer is domiciled in California and the Reinsurer satisfies its funding obligations under the Unauthorized Reinsurance Article by providing a Trust Agreement, the Reinsurer shall ensure that the Trust Agreement:

1.

Provides that assets deposited in the trust account shall be valued according to their current fair market value and shall consist only of cash in United States dollars, certificates of deposit issued by a United States financial institution as defined in California Insurance Code Section 922.7(a) and payable in United States dollars, and investments permitted by the California Insurance Code, or any combination of the above.

2.	Provides that investments in or issued by an entity controlling, controlled by or under common control with either the grantor or the beneficiary of the trust shall not exceed 5% of total investments.

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Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

3.

Requires the Reinsurer, prior to depositing assets with the trustee, to execute assignments or endorsements in blank, or to transfer legal title to the trustee of all shares, obligations or any other assets requiring assignments, in order that the ceding insurer, or the trustee upon the direction of the ceding insurer, may, whenever necessary, negotiate these assets without consent or signature from the Reinsurer or any other entity.

4.	Provides that assets in the trust account shall be withdrawn only as permitted in this Contract, without diminution because of the insolvency of the ceding insurer or the Reinsurer.

C.

If there are multiple ceding insurers that collectively comprise the Company, “regulatory authorities” as referenced in subparagraph A(2) above, shall mean the individual ceding insurer’s domestic regulator.

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Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

COLLATERAL CALCULATION TABLE

Collateral Release Calculation as of [INSERT REPORTING PERIOD]
Line No.	Col. 1	Col. 2	Col. 3	Col. 4	Col. 5	Col. 6	Col. 7	Col. 8			Col. 9
	Date of Loss Event	Description	Loss Amount	Buffer Loss Factor	Buffer Loss Amount (Col. 3 x Col. 4)	Inuring Reinsurance Coverage (Calculated based on Col. 5)	Buffered Loss Amount, net of Inuring Reinsurance (Col. 5 - Col. 6)	Less: $xx,xxx,xxx Retention			Balance (Col. 7 - Col. 8)
1A								($	xx,xxx,xxx	)
1B								($	xx,xxx,xxx	)
1C								($	xx,xxx,xxx	)
1D								($	xx,xxx,xxx	)
1E								($	xx,xxx,xxx	)
1F								($	xx,xxx,xxx	)
2	Presumed Ultimate Net Loss (sum of Col. 9)
3	Presumed Ceded Loss - 100% of Line 2 NOTE: If the amount equals $XX,XXX,XXX or more, insert policy limit of $XX,XXX,XXX
4	Losses paid under this contract
5	Reinsurer’s Obligation – Line 3 minus Line 4
6	Collateral in the trust
7	Collateral Adjustment – Line 5 minus Line 6 (a negative number indicates the amount by which the collateral must be reduced)

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Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

Effective: June 1, 2024	DOC: July 9, 2024	[***]

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